Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts		Investor Contact

Julia O’Shaughnessy Echelon Corporation +1 (408) 938-5357 julia@echelon.com	Allyson Stinchfield Atomic Public Relations +1 (415) 402-0230 allyson@atomicpr.com	Annie Leschin StreetSmart Investor Relations +1 (415) 309-0464 annie@streetsmartir.com

Echelon Reports Third Quarter Results

(SAN JOSE, CA –November 6, 2008) - Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2008.

Revenues for the quarter ended September 30, 2008 were $29.5 million compared to revenues of $24.7 million for the same period in 2007. Revenues for the quarter were comprised of $14.7 million from our LonWorks® infrastructure product line, $9.4 million from our Networked Energy Services (NES) product line, and $5.5 million from the Enel project. Revenues for the quarter ended September 30, 2007 were comprised of $13.1 million from our LonWorks infrastructure product line, $8.6 million from our NES product line, and $3.0 million from the Enel project.

The GAAP net loss for the quarter ended September 30, 2008 was $5.4 million, or $0.13 cents per share compared to net loss of $5.7 million, or $0.14 cents per share, for the same period in 2007. The non-GAAP net loss for the quarter ended September 30, 2008, which excludes stock-based compensation expenses, was $1.7 million, or $0.04 cents per share, compared to a non-GAAP net loss of $4.0 million, or $0.10 cents per share for the same period in 2007. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

“We executed in accordance with our expectations in the third quarter. Echelon saw record revenue in our LonWorks product line this quarter as end-users moved to save energy. With companies looking for ways to optimize their energy consumption from a variety of devices, the advantages of LonWorks control networks are clear for applications such as street lighting, enterprise branch management, demand response and home energy monitoring,” said Ken Oshman, chairman and CEO of Echelon.”

“In our NES product line we had a number of important wins, including several volume deployments in Denmark, where we have now become the market leader in advanced metering systems. We also announced smaller but strategically important wins in Germany and France. While we feel very good about these wins and the momentum they create, many decisions took longer than expected and the projects are ramping more slowly than we had anticipated, which has had a disappointing, negative impact on our fourth quarter guidance. While we are not pleased to be reducing our outlook for the remainder of the year, we take comfort from the fact that the reduction is purely timing related and not due to projects that we had expected to win being lost to competitors or to the current economic climate.”

“To date we have not seen a significant impact on revenues to either of our product lines as a result of the turmoil in the financial markets. We do not anticipate that the worldwide economic slowdown will impact the market for NES products, although credit availability, even to highly rated utilities, could affect the timing of future revenues. The economy could slow our LonWorks infrastructure product line growth rate next year, although we anticipate that any slowing in traditional controls businesses will be mitigated by an overall market imperative to conserve energy and by the expectation for a fast return on investment from energy-saving installations using LonWorks control networks,” concluded Oshman.

For the nine-month period ended September 30, 2008, revenues were $97.3 million compared to revenues of $90.7 million for the same period one year ago. GAAP net loss for the nine-month period ended September 30, 2008 was $19.6 million, or $0.48 per share, compared to GAAP net loss of $16.6 million, or $0.42 per share for the same period in 2007. For the nine-months ended September 30, 2008, the non-GAAP net loss was $8.8 million, or $0.22 per share, compared to non-GAAP net loss of $11.9 million, or $0.30 per share for the same period in 2007.

Gross margin for the third quarter of 2008 was 44.7%, compared with 40.4% for the same period in 2007. Gross margin for the nine-month period ended September 30, 2008 was 39.4%, compared to 34.2% for the same period in 2007. Total operating expenses for the quarter ended September 30, 2008 were $19.1 million compared to $16.7 million for the same period in 2007. Total operating expenses for the nine-month period ended September 30, 2008 were $59.0 million compared to $50.7 million for the same period in 2007.

Business Outlook

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see risk factors of forward looking statements at the end of this release for a description of certain important risk factors that could cause actual results to differ. Echelon management offers the following guidance for the fourth quarter. All non-GAAP estimates exclude the impact of any stock-based compensation charges.

•	Total revenue is expected to be between $36.0 million to $38.0 million, with NES expected to account for approximately 51%, LonWorks 38%, and Enel the remainder, at 11%

•	Non-GAAP gross margin is expected to be between 39.0% and 40.0%.

•	Non-GAAP operating expenses are expected to be approximately $17.0 million.

•	Stock-based compensation expenses are expected to be approximately $3.0 million.

•	Our provision for income taxes is expected to be approximately $250,000.

•

Non-GAAP loss per share is expected to be $0.06 to $0.08, based on a fully diluted weighted average of 40,400,000 shares outstanding. On a GAAP basis, we expect a loss per share of between $0.13 and $0.16 for the quarter.

Though we have not, as yet, experienced any significant slowdown resulting from the credit crisis, it is difficult to determine what 2009 will look like in this environment. Therefore, we are not providing specific guidance at this time, but will update you as more information becomes available.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 11:00 a.m. Pacific/2:00 p.m. Eastern Time. To access the call, dial 877-719-9810 (callers outside the US please use 719-325-4804); however, due to a limited number of available phone lines, the company asks that only those persons without web access use this number. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes stock-based compensation (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is leading the worldwide transformation of the electricity grid into a smart, communicating energy network, connecting utilities to their customers, and providing customers with energy aware homes and businesses that react to conditions on the grid.

Echelon’s NES System – the backbone for the smart grid – is used by utilities to replace existing stand-alone electricity meters with a network infrastructure that is open, inexpensive, reliable, and proven. The NES System helps utilities compete more effectively, reduce operating costs, provide expanded services and help energy users manage and reduce overall energy use. Echelon’s LonWorks® Infrastructure products extend the smart grid, powering tens of millions of energy aware, everyday devices made by thousands of companies – connecting them to each other and the grid. LonWorks based products work together to monitor and save energy; lower costs; improve productivity; and enhance service, quality, safety, and convenience in utility, municipal, building, industrial, transportation, and home area networks.

More information about Echelon can be found at http://www.echelon.com.

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Echelon, LonWorks, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other marks belong to their respective holders.

Risk Factors Regarding Forward Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding the affect that recent wins may have in generating additional opportunities in the advanced metering field; the effect of global economic conditions on business in Echelon’s NES and LWI product lines; the effects of market imperatives to conserve energy and expectations of return on investment from energy-saving installations; the impact of the worldwide economic crisis on Echelon and its customers; and Echelon’s projected financial results for the fourth quarter and full year 2008. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon’s products and services, particularly our NES products; the risk global economic conditions will affect our customers’ ability to receive approval for or finance NES deployments; risks relating to the ability of Echelon’s products and services to perform as designed and meet customer and consumer expectations; the risk that a utility that awards a tender to Echelon or one of its resellers will not proceed with a deployment, will order fewer than the number of meters anticipated by Echelon or will cancel the project, and the risk that the project will not pass certain tests imposed by the utility; the risk that Echelon does not meet expected or required shipment or acceptance schedules for NES system products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; risks that the application of U.S. generally accepted accounting principles could significantly affect the method of calculating and the timing of NES revenues; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q when filed with the Securities and Exchange Commission; and with our 2007 annual report on Form 10-K/A, which was filed with the Securities and Exchange Commission in May 2008.

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$80,030	$76,062
Short-term investments	14,845	31,128
Accounts receivable, net	16,568	33,469
Inventories	16,956	14,012
Deferred cost of goods sold	7,123	6,656
Other current assets	5,544	2,092

Total current assets	141,066	163,419
Property and equipment, net	40,945	30,776
Other long-term assets	10,449	10,512

	$192,460	$204,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,929	$12,945
Accrued liabilities	5,830	4,551
Current portion of lease financing obligations	1,407	2,900
Deferred revenues	14,415	16,312

Total current liabilities	29,581	36,708

Long-term liabilities	27,380	14,788
Total stockholders’ equity	135,499	153,211

	$192,460	$204,707

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Product	$28,875	$23,733	$95,008	$89,247
Service	625	980	2,244	1,431

Total revenues	29,500	24,713	97,252	90,678

Cost of revenues:
Cost of product (1)	15,715	14,004	56,998	57,969
Cost of service (1)	592	722	1,980	1,710

Total cost of revenues	16,307	14,726	58,978	59,679

Gross profit	13,193	9,987	38,274	30,999

Operating expenses:
Product development (1)	9,713	7,820	28,151	23,716
Sales and marketing (1)	5,653	4,884	17,820	15,279
General and administrative (1)	3,761	3,976	12,997	11,707

Total operating expenses	19,127	16,680	58,968	50,702

Loss from operations	(5,934)	(6,693)	(20,694)	(19,703)
Interest and other income, net	1,141	1,381	2,319	4,366
Interest expense on lease financing obligations	(435)	(297)	(974)	(924)

Loss before provision for income taxes	(5,228)	(5,609)	(19,349)	(16,261)
Income tax expense	136	108	230	323

Net loss	$(5,364)	$(5,717)	$(19,579)	$(16,584)

Net loss per share:
Basic	$(0.13)	$(0.14)	$(0.48)	$(0.42)
Diluted	$(0.13)	$(0.14)	$(0.48)	$(0.42)
Shares used in computing net loss per share:
Basic	40,554	40,121	40,704	39,622
Diluted	40,554	40,121	40,704	39,622

(1) Amounts include stock-based compensation costs as follows:

Cost of product	$450	$217	$1,203	$526
Cost of service	56	18	150	45
Product development	1,754	655	4,455	1,647
Sales and marketing	750	383	2,193	1,020
General and administrative	617	489	2,735	1,450

Total stock-based compensation expenses	$3,627	$1,762	$10,736	$4,688

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP net loss	$(5,364)	$(5,717)	$(19,579)	$(16,584)
Stock-based compensation	3,627	1,762	10,736	4,688

Total non-GAAP adjustments to earnings from operations	3,627	1,762	10,736	4,688
Income tax effect of reconciling items	—	—	—	—

Non-GAAP net loss	$(1,737)	$(3,955)	$(8,843)	$(11,896)

Non-GAAP net loss per share:
Diluted	$(0.04)	$(0.10)	$(0.22)	$(0.30)
Shares used in computing net loss per share:
Diluted	40,554	40,121	40,704	39,622

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows provided by (used in) operating activities:
Net loss	$(19,579)	$(16,584)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,834	5,427
Loss on disposal of fixed assets	9	4
Increase in (reduction of) allowance for doubtful accounts	(16)	47
Reduction of (increase in) accrued investment income	645	403
Stock-based compensation	10,736	4,688
Change in operating assets and liabilities:
Accounts receivable	16,931	282
Inventories	(2,923)	446
Deferred cost of goods sold	(467)	12,854
Other current assets	(3,472)	(608)
Accounts payable	(5,019)	1,953
Accrued liabilities	1,232	2,883
Deferred revenues	(1,852)	(10,510)
Deferred rent	(22)	(52)

Net cash provided by operating activities	2,037	1,233

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(45,411)	(65,545)
Proceeds from maturities and sales of available-for-sale short-term investments	61,030	104,139
Change in other long-term assets	(40)	44
Capital expenditures	(3,474)	(5,752)

Net cash provided by investing activities	12,105	32,886

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations.	(1,451)	(1,902)
Proceeds from exercise of stock options.	2,047	10,094
Repurchase of common stock from employees for payment of taxes on vesting of performance shares and upon exercise of stock options.	(1,358)	(4,029)
Repurchase of common stock under stock repurchase program.	(8,871)	—

Net cash provided by (used in) financing activities	(9,633)	4,163

Effect of exchange rates on cash:	(541)	328

Net increase in cash and cash equivalents	3,968	38,610
Cash and cash equivalents:
Beginning of period	76,062	37,412

End of period	$80,030	$76,022